Exhibit 10.16

AGREEMENT NUMBER: 2015003

ADDENDUM #8

QUOTA SHARE REINSURANCE AGREEMENT

made between

OMEGA GENERAL INSURANCE COMPANY

(hereinafter referred to as the "Reinsured")

and

WYNDHAM INSURANCE COMPANY (SAC) LIMITED,

in respect of its Segregated Account AX (hereinafter referred to as the "Reinsurer")

WHEREAS the Reinsured and the Reinsurer entered into a Quota Share Reinsurance Agreement effective January 1, 2015 (the "Agreement");

WHEREAS the Agreement has been amended seven times previously.

AND WHEREAS the Reinsured and the Reinsurer now desire to further amend the Quota Share Reinsurance Agreement. This Addendum #8 to the Agreement (the "Amendment") will take effect as of January 1, 2021.

In consideration of the covenants and agreements contained herein and for other good and valuable consideration, receipt and sufficiency of which is acknowledged, the parties agree as follows:
Amendment of Article 8
Effective January l, 2021, Article 8 of the Quota Share Reinsurance Agreement is hereby deleted in its entirety, and the following shall be substituted in its place:

ARTICLE 8 CEDING COMMISSION
The Reinsurer will allow the Reinsured a "Ceding Commission" equal to the sum of:

A. 100% of the commission charged by the producing Broker, plus;
B. 4.00% of gross premium on the subject Business, representing reimbursement for premium taxes, plus;
C. $1,700,000 for the calendar year ended December 31, 2021, representing the Reinsured's "Fronting Fee".
The Ceding Commission shall be calculated and paid monthly, and shall include a monthly amount of $141,666.67 for the Fronting Fee component of the Ceding Commission.
The Fronting Fee component of the Ceding Commission is intended to represent a flat amount of $200,000 plus approximately 1.25% of gross premium on the estimated volume of subject Business. The Fronting Fee component of the Ceding Commission will be renegotiated annually, no later than 90 days prior to the calendar year end, or any time during the year when projected gross premiums on the subject Business vary by 15% from the estimated volume of subject Business.

Counterparts
This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Ratification of Agreement
Except as expressly amended by this Amendment, the terms and conditions of the Agreement remain in full force and effect and are hereby ratified by the Parties.

SIGNED this 7th day of December, 2020;
For the Reinsured, OMEGA GENERAL INSURANCE COMPANY

/s/ Matthew P. Cook
By: Matthew P. Cook, President + CEO

SIGNED this 7th day of December, 2020;
For the Reinsurer, WYNDHAM INSURANCE COMPANY (SAC) LIMITED, in respect of its segregated account AX

/s/ Jeffrey DeSilva
By: Jeffrey DeSilva, Director